College Loan Corporation Trust II
$800,000,000
Student Loan Asset–Backed Notes
Series 2007-1
(Auction Rate Notes)

UNDERWRITING AGREEMENT

March 5, 2007

UBS Securities LLC
1285 Avenue of the Americas, 15th Floor
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, NY 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005	Goldman, Sachs & Co. 85 Broad Street, 27th Floor New York, NY 10004 J.P. Morgan Securities Inc. 270 Park Avenue, 10th Floor New York, NY 10017

Ladies and Gentlemen:

          College Loan LLC (the "Depositor") has filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of up to $1,500,000,000 of student loan asset-backed notes. College Loan Corporation, a California corporation ("College Loan"), is the sole economic member of the Depositor. The Depositor proposes to cause College Loan Corporation Trust II, a Delaware statutory trust (the "Issuer"), to issue and to sell pursuant to this Underwriting Agreement (this "Agreement") to UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (each, an "Underwriter" and collectively, the "Underwriters") $800,000,000 aggregate principal amount of its Student Loan Asset-Backed Notes, Series 2007-1 in the classes and initial principal amounts and with the terms set forth on Schedule A hereto (collectively, the "Series 2007-1 Auction Rate Notes"). The Series 2007-1 Auction Rate Notes are being issued simultaneously with the Issuer's $700,000,000 LIBOR based Student Loan Asset–Backed Notes, Series 2007-1 in the classes and initial principal amounts and with the terms set forth on Schedule C hereto (collectively, the "Series 2007-1 LIBOR Notes") and the Issuer's $200,000,000 reset rate Student Loan Asset-Backed Notes, Series 2007-1 in the class and initial principal amount and with the terms set forth on Schedule D hereto (the "Series 2007-1 Reset Rate Notes, and together with the Series 2007-1 LIBOR Notes and the Series 2007-1 Auction Rate Notes, collectively, the "Series 2007-1 Notes"). The Series 2007-1 Notes will be issued pursuant to the terms and provisions of an Indenture of Trust, dated as of March 1, 2007 (the "Base Indenture"), among the Issuer, Deutsche Bank Trust Company Americas, a New York banking corporation, as eligible lender trustee on behalf of the Issuer (the "Eligible Lender Trustee"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the "Trustee"), and a related Series 2007-1 Supplemental Indenture of Trust, dated as of March 1, 2007 (the "Series 2007-1 Supplemental Indenture" and, collectively with the Base Indenture, the "Indenture"), between the Issuer and the Trustee. Upon issuance, the Series 2007-1 Notes and any future Student Loan Asset-Backed Notes issued pursuant to the Indenture (collectively, the "Notes"), will be secured by, among other things, Financed Student Loans (as defined in the Indenture) pledged to the Trustee and described in the Prospectus and the Disclosure Package (each as defined in Section 3 below). Legal title to the Financed Student Loans will be held by the Eligible Lender Trustee pursuant to the terms and provisions of an Eligible Lender Trust Agreement, dated as of March 1, 2007 (the "Eligible Lender Trust Agreement"), between the Issuer and the Eligible Lender Trustee. To provide for the servicing of the Financed Student Loans, the Issuer will enter into a Master Servicing Agreement, dated as of March 1, 2007 (the "Master Servicing Agreement"), between the Issuer and College Loan, as the master servicer (the "Master Sericer"). The Master Servicer will enter into separate subservicing agreements (each a "Subservicing Agreement" and collectively, the "Subservicing Agreements") with CLC Servicing ("CLC Servicing" or a "Subservicer"), ACS Education Services, Inc. ("ACS" or a "Subservicer") and Great Lakes Educational Loan Services, Inc. ("GLELSI" or a "Subservicer" and, collectively with CLC Servicing and ACS, the "Subservicers"). In addition, ACS will act as a back-up servicer for CLC Servicing pursuant to a contingency servicing agreement (the "Contingency Servicing Agreement") between the Issuer and ACS.

          The Issuer, through the Eligible Lender Trustee, will acquire the Financed Student Loans from the Depositor pursuant to a FFELP Loan Purchase Agreement, dated as of March 1, 2007 (the "Depositor Student Loan Purchase Agreement"), with the Depositor and its eligible lender trustee (the "Depositor Eligible Lender Trustee"). The Depositor, through the Depositor Eligible Lender Trustee, will acquire the Financed Student Loans to be sold to the Issuer pursuant to the Depositor Student Loan Purchase Agreement from (i) College Loan (a "Seller"), (ii) College Loan Warehouse LLC ("Warehouse LLC" or a "Seller"), (iii) College Loan Gold Funding LLC ("Gold Funding LLC" or a "Seller"), (iv) College Loan Royal Funding LLC ("Royal Funding LLC" or a "Seller") and (v) College Loan Swiss Funding LLC ("Swiss Funding LLC" or a "Seller"), acting through their respective eligible lender trustees (each a "Seller Eligible Lender Trustee"). The Depositor and the Depositor Eligible Lender Trustee have entered into separate FFELP Loan Purchase Agreements with each Seller and its respective Seller Eligible Lender Trustee (referred to herein as the "Seller Student Loan Purchase Agreements").

          Administrative services for the Issuer will be performed by College Loan (in its capacity as administrator, the "Administrator") pursuant to an Administration Agreement, dated as of March 1, 2007 (the "Administration Agreement"), among the Issuer, Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), the Trustee, the Eligible Lender Trustee and the Administrator.

          This Agreement, the Indenture, the Eligible Lender Trust Agreement, the Depositor Student Loan Purchase Agreement, the Seller Student Loan Purchase Agreements, the Master Servicing Agreement, the Subservicing Agreements, the Contingency Servicing Agreement, the Administration Agreement, the Custody Agreements among the applicable Subservicer, the Issuer, the Eligible Lender Trustee and the Trustee, the Trust Agreement, dated as of March 1, 2007, between the Depositor and the Delaware Trustee, the Joint Sharing Agreement, dated as of March 1, 2007, between the Trust and College Loan Corporation Trust I, the Auction Agent Agreement, dated as of March 1, 2007 (the "Auction Agent Agreement"), between the Trustee and Deutsche Bank Trust Company Americas, as auction agent (the "Auction Agent"), the Broker-Dealer Agreement, dated as of March 1, 2007 (the "UBS Broker-Dealer Agreement"), between the Auction Agent and UBS Securities LLC, as broker-dealer, the Broker-Dealer Agreement, dated as of March 1, 2007 (the "Goldman Broker-Dealer Agreement"), between the Auction Agent and Goldman, Sachs & Co., as broker-dealer, the Broker-Dealer Agreement, dated as of March 1, 2007 (the "JPMorgan Broker-Dealer Agreement"), between the Auction Agent and J.P. Morgan Securities Inc., as broker-dealer, the Broker-Dealer Agreement, dated as of March 1, 2007 (the "Citigroup Broker-Dealer Agreement"), between the Auction Agent and Citigroup Global Markets Inc., as broker-dealer, the Broker-Dealer Agreement, dated as of March 1, 2007 (the "DB Broker-Dealer Agreement"), between the Auction Agent and Deutsche Bank Securities Inc., as broker-dealer, the Market Agent Agreement, dated as of March 1, 2007 (the "UBS Market Agent Agreement"), between the Trustee and UBS Securities LLC, as market agent, the Market Agent Agreement, dated as of March 1, 2007 (the "Goldman Market Agent Agreement"), between the Trustee and Goldman, Sachs & Co., as market agent, the Market Agent Agreement, dated as of March 1, 2007 (the "Citigroup Market Agent Agreement"), between the Trustee and Citigroup Global Markets Inc., as market agent, the Market Agent Agreement, dated as of March 1, 2007 (the "JPMorgan Market Agent Agreement"), between the Trustee and J.P. Morgan Securities Inc., as market agent, and the Market Agent Agreement, dated as of March 1, 2007 (the "DB Market Agent Agreement"), between the Trustee and Deutsche Bank Securities Inc., as market agent, are collectively referred to herein as the "Basic Documents."

          Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Disclosure Package and the Prospectus.

          The Issuer wishes to confirm as follows this Agreement with the Underwriters in connection with the purchase and resale of the Series 2007-1 Auction Rate Notes.

          1. Agreements to Sell, Purchase and Resell.

          (a)   The Issuer hereby agrees, subject to all the terms and conditions set forth herein, to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Issuer herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters severally and not jointly agrees to purchase from the Issuer, such principal amount of each series of the Series 2007-1 Auction Rate Notes at such respective purchase prices as are set forth next to the name of each Underwriter on Schedules A and B hereto.

          (b)   It is understood that the Underwriters propose to offer the Series 2007-1 Auction Rate Notes for sale to the public (which may include selected dealers) as set forth in the Disclosure Package and the Prospectus.

          2. Delivery of the Series 2007-1 Auction Rate Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Series 2007-1 Auction Rate Notes shall be made at the office of Stroock & Stroock & Lavan LLP, at 10:00 a.m., Eastern Time, on March 6, 2007 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Underwriters and the Issuer.

          The Series 2007-1 Auction Rate Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Issuer in Federal Funds, by wire transfer to an account at a bank acceptable to the Underwriters, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by the Issuer and the Underwriters, each series of the Series 2007-1 Auction Rate Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and/or by additional definitive securities, and will be registered, in the case of the global securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Series 2007-1 Auction Rate Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York, New York, for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

          3. Representations and Warranties of the Issuer. The Issuer represents and warrants to each of the Underwriters that:

          (a)   A registration statement on Form S-3 (No. 333-136003), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Series 2007-1 Auction Rate Notes and the Series 2007-1 LIBOR Notes (collectively, the "Registered Notes") and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Registered Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Securities Act, and the information incorporated by reference therein) are referred to herein as the "Registration Statement" and the "Prospectus" respectively; and the conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement.

          (b)   On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Securities Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Securities Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (i) on the date of this Agreement, (ii) at the "time of sale" (within the meaning of Rule 159 under the Securities Act, the "Time of Sale") for each sale of the Series 2007-1 Auction Rate Notes by the Underwriters, and (iii) on the Closing Date, each of (A) the Registration Statement, (B) the Free Writing Prospectus, dated February 8, 2007 (the "Free Writing Prospectus"), the Term Sheet, dated February 26, 2007 (the "Term Sheet"), a Prospectus Supplement, dated March 2, 2007 (the "Prospectus Supplement"), and the Prospectus, dated February 8, 2006 (together with the Free Writing Prospectus, the Term Sheet and the final pricing information for the Series 2007-1 Notes (which final pricing information with respect to the Series 2007-1 Auction Rate Notes is set forth on Schedule B hereto), the "Disclosure Package") and (C) the static pool information (within the meaning of Item 1105 of Regulation AB under the Securities Act and specifically including information with respect to pools established before January 1, 2006) (the "Static Pool Data") will conform in all respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act, and none of such documents included or will include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Disclosure Package, the Prospectus and the Static Pool Data, omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Disclosure Package or the Prospectus, as applicable, based upon written information furnished to the Issuer by the Underwriters (as described in Section 11 hereof), specifically for use therein.

          (c)   The Registered Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Securities Act have been satisfied with respect to the Registration Statement. The Commission has not issued and, to the best knowledge of the Issuer, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

          (d)   As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Issuer or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

          (e)   The Indenture has been duly and validly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act.

          (f)   The Series 2007-1 Auction Rate Notes have been duly authorized by the Issuer and the Series 2007-1 Auction Rate Notes, when executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Series 2007-1 Auction Rate Notes will conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

          (g)   The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Issuer.

          (h)   Other than as contemplated by this Agreement or as disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Issuer or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (i)   There are no legal or governmental proceedings pending or threatened or, to the knowledge of the Issuer contemplated, against the Issuer, or to which the Issuer or any of its properties is subject, that are not disclosed in the Disclosure Package and the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement and the other Basic Documents to which it is a party or otherwise materially affect the issuance of the Series 2007-1 Auction Rate Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

          (j)   Neither the offer, sale or delivery of the Series 2007-1 Auction Rate Notes by the Issuer nor the execution, delivery or performance of this Agreement or the Basic Documents to which it is a party by the Issuer, nor the consummation by the Issuer of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Issuer; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which the Issuer is a party or by which the Issuer or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Issuer or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

          (k)   The Issuer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Issuer of its obligations under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by the Issuer and this Agreement and the other Basic Documents to which it is a party have been duly executed and delivered by the Issuer and constitute the valid and legally binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

          (l)   The statements set forth in each of the Disclosure Package and the Prospectus under the caption "Description of the Notes" insofar as they purport to constitute a summary of the terms of the Series 2007-1 Notes, are accurate, complete and fair.

          (m)   The assignment and delivery of Financed Student Loans by the Sellers and the Seller Eligible Lender Trustees to the Depositor and the Depositor Eligible Lender Trustee, the assignment and delivery of Financed Student Loans by the Depositor and the Depositor Eligible Lender Trustee to the Issuer and the Eligible Lender Trustee and the assignment of the Financed Student Loans by the Issuer and the Eligible Lender Trustee to the Trustee pursuant to the Indenture, will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest in the Financed Student Loans, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (n)   The Issuer is not, nor as a result of the issuance and sale of the Series 2007-1 Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          (o)   The representations and warranties made by the Issuer in any Basic Document to which it is a party and made in any Officer's Certificate of the Issuer will be true and correct at the time made and on and as of the Closing Date.

          (p)   Since the dates of the Disclosure Package and the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, the Issuer has occurred.

          (q)   The Issuer filed (i) the Free Writing Prospectus on February 9, 2007 with the Commission, which filing date was within the time period required pursuant to Rule 433(d) under the Securities Act, (ii) the Term Sheet on February 26, 2007 with the Commission, which filing date was within the time period required pursuant to Rule 433(d) under the Securities Act, and (iii) the final pricing information on the Series 2007-1 Auction Rate Notes on March 1, 2007 with the Commission, which filing date was within the time period required pursuant to Rule 433(d) under the Securities Act.

(r) The Issuer is not, was not at the Time of Sale and will not be on the Closing Date an "ineligible issuer" (within the meaning of Rule 405 under the Securities Act).

          (s)   Other than the Free Writing Prospectus, the Term Sheet and written communications constituting an electronic road show within the meaning of Rule 433(h) under the Securities Act (the "Road Show Material"), the Issuer has not made any other offer relating to the Series 2007-1 Notes that would constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act). The Issuer has complied with the requirements of Rule 433 under the Securities Act applicable to any "issuer free writing prospectus" (as defined in Rule 433(h)(1) under the Securities Act), including timely filing with the Commission, retention where required and legending.

(t) The Series 2007-1 Reset Rate Notes are being privately placed with DEPFA Bank plc, New York Branch in a transaction which is exempt from the registration requirements of the Securities Act.

          4. Agreements of the Issuer. The Issuer agrees with each of the Underwriters as follows:

          (a)   The Issuer will prepare a supplement to the Prospectus setting forth the amount of the Series 2007-1 Auction Rate Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Series 2007-1 Auction Rate Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Series 2007-1 Auction Rate Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Issuer deem appropriate in connection with the offering of the Series 2007-1 Auction Rate Notes, and the Issuer will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Securities Act, but the Issuer will not file any amendments to the Registration Statement as in effect with respect to the Series 2007-1 Auction Rate Notes or any amendments or supplements to the Prospectus, or any "free writing prospectus" to the extent required by Rule 433(d) under the Securities Act, unless it shall first have delivered copies of such amendments or supplements or "free writing prospectus" to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement, or if the Underwriters or their counsel shall have reasonably objected thereto promptly after receipt thereof; the Issuer will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post effective amendment to the Registration Statement has become or will become effective; and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Series 2007-1 Auction Rate Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Issuer is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Issuer will comply with the requirements of Rule 433 under the Securities Act applicable to any "issuer free writing prospectus," including timely filing with the Commission, retention where required and legending.

          (b)   If at any time following the issuance of an "issuer free writing prospectus" or when the Prospectus is required to be delivered under the Securities Act, any event occurred or occurs as a result of which such "issuer free writing prospectus" would conflict with the information in the Registration Statement or Prospectus, or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then prevailing, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Issuer promptly will notify each of the Underwriters of such event and will promptly prepare and file with the SEC, at its own expense, an "issuer free writing prospectus" or amendment or supplement to such Prospectus or other document that will correct such statement or omission or an amendment that will effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (c)   The Issuer will immediately inform the Underwriters (i) of the receipt by the Issuer of any communication from the SEC or any state securities authority concerning the offering or sale of the Series 2007-1 Notes; and (ii) of any threatened lawsuit or proceeding or of the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Series 2007-1 Notes.

          (d)   The Issuer will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Disclosure Package, the Prospectus, and all amendments and supplements to such documents relating to the Series 2007-1 Notes, in each case in such quantities as the Underwriters may reasonably request.

          (e)   No amendment or supplement will be made to the Registration Statement, the Disclosure Package or the Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

          (f)   The Issuer will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Series 2007-1 Auction Rate Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Series 2007-1 Auction Rate Notes, in any jurisdiction where it is not now so subject.

          (g)   The Issuer consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Series 2007-1 Auction Rate Notes are offered by the Underwriters and by dealers, of the Disclosure Package and the Prospectus furnished by the Issuer.

          (h)   To the extent, if any, that the rating or ratings provided with respect to the Series 2007-1 Auction Rate Notes by the rating agency or agencies that initially rate the Series 2007-1 Auction Rate Notes is conditional upon the furnishing of documents or the taking of any other actions by the Issuer, the Issuer shall cause to be furnished such documents and such other actions to be taken.

          (i)   So long as any of the Series 2007-1 Auction Rate Notes are outstanding, the Issuer will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Series 2007-1 Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder; and (ii) such other information concerning the Issuer as the Underwriters may request from time to time.

          (j)   If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 9 or 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuer to comply with the terms or fulfill any of the conditions of this Agreement, the Issuer agrees to reimburse the Underwriters for all out of pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Issuer for loss of profits or otherwise.

(k) The net proceeds from the sale of the Series 2007-1 Notes hereunder will be applied substantially in accordance with the description set forth in the Disclosure Package and the Prospectus.

          (l)   Except as stated in this Agreement, the Disclosure Package and the Prospectus, the Issuer has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Series 2007-1 Auction Rate Notes to facilitate the sale or resale of the Series 2007-1 Auction Rate Notes.

          (m)   On or before each date that Financed Student Loans are pledged under the Indenture, the Issuer shall mark its accounting and other records, if any, relating to the Financed Student Loans and shall cause the Master Servicer and each Subservicer to mark their respective computer records relating to the Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee, as eligible lender of, and the interest of the Issuer in, the Financed Student Loans, and the Issuer shall not take, nor shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Issuer in, the Financed Student Loans, other than as permitted by the Basic Documents.

          (n)   For the period beginning on the date of this Agreement and ending 90 days hereafter, neither the Issuer nor any entity affiliated, directly or indirectly, with the Issuer will, without prior written notice to the Underwriters, offer to sell or sell notes (other than the Series 2007-1 Notes) collateralized by the Financed Student Loans.

          (o)   If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Securities Act, then, immediately following the execution of this Agreement, the Issuer will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Securities Act, copies of an amended Prospectus containing all information so omitted.

          (p)   As soon as practicable, but not later than 16 months after the date of this Agreement, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement; (ii) the effective date of the most recent post effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Issuer's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

          (q)   The Issuer, the Depositor and College Loan acknowledge and agree that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Issuer, the Depositor and College Loan with respect to the offering of the Series 2007-1 Auction Rate Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Depositor, College Loan or any other person. Additionally, none of the Underwriters are advising the Issuer, the Depositor, College Loan or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated herein. The Issuer, the Depositor and College Loan shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer, the Depositor or College Loan with respect thereto. Any review by the Underwriters of the Issuer, the Depositor or College Loan, the transaction contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer, the Depositor or College Loan.

          5. Representations and Warranties of the Underwriters. Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with the Issuer, severally and not jointly, that:

          (a)   other than the Disclosure Package, the Road Show Material, the Bloomberg Screens filed pursuant to Section 3(q) hereof and the Prospectus, it has not, without the prior written approval of the Issuer, conveyed or delivered any written material of any kind to any potential investor in the Series 2007-1 Auction Rate Notes that would constitute (i) a prospectus satisfying the requirements of Rule 430B under the Securities Act, (ii) a "free writing prospectus", or (iii) any "ABS informational and computational material" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however that an Underwriter may have conveyed to one or more potential investors written material containing only (A) information permitted in Rule 134 under the Securities Act, (B) a column or other entry showing the status of the subscriptions for each class of the Series 2007-1 Auction Rate Notes, (C) expected pricing parameters of the Series 2007-1 Auction Rate Notes, (D) weighted average lives of any class of the Series 2007-1 Auction Rate Notes, and (E) expected maturities of any class of the Series 2007-1 Auction Rate Notes, in the case of clauses (B) through (E) such written material shall not contain information that would require the Issuer to file such written material as a "free writing prospectus" pursuant to Rule 433 under the Securities Act unless a copy thereof is timely provided to the Issuer for filing;

          (b)   it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 if the Financial Services Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of the Series 2007-1 Auction Rate Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

          (c)   it has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series 2007-1 Auction Rate Notes in, from or otherwise involving the United Kingdom.

          6. Indemnification and Contribution.

          (a)   College Loan agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, the Road Show Material, the Static Pool Data, or in any amendment or supplement to any of the foregoing, or in the case of the Registration Statement or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Disclosure Package, the Prospectus, the Road Show Material, the Static Pool Data, or in any amendment or supplement to any of the foregoing, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Issuer or College Loan by such Underwriter expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof, or (ii) a material error or omission from the mathematical calculations performed by the Underwriters (but not the data or the assumptions used to make such calculations, which the parties agree constitutes College Loan information) and used to derive the percentages, dates or terms presented in the tables entitled "Weighted Average Lives and Expected Maturity Dates of the Series 2007-1 LIBOR Rate Offered Notes at Various Percentages of the PPC" and the three tables entitled "Percentages of Original Principal of the Notes Remaining at Certain Quarterly Distribution Dates at Various Percentages of the PPC" in the Term Sheet and the Prospectus Supplement. The foregoing indemnity provisions shall be in addition to any liability which College Loan or the Issuer may otherwise have.

          (b)   If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against College Loan, such Underwriter or such controlling person shall promptly notify the party or parties against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties", as applicable), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section, except to the extent that the indemnifying party is materially prejudiced by such omission, and in no event shall the omission so to notify relieve the indemnifying party from any liability which it may otherwise have. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses; (ii) the indemnifying parties have failed to assume the defense and employ counsel; or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (B) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

          (c)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless College Loan and its directors and officers, and any person who controls College Loan within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from College Loan to the Underwriters set forth in paragraph (a) of this Section, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, the Disclosure Package, or any amendment or supplement to any of the foregoing, it being understood that the only such information furnished by an Underwriter consists of the information described as such in Section 11 hereof. If any action, suit or proceeding shall be brought against College Loan, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, the Disclosure Package or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to College Loan by paragraph (b) of this Section (except that if College Loan shall have assumed the defense thereof, the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and College Loan, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) of this Section. The foregoing indemnity provisions shall be in addition to any liability which the Underwriters may otherwise have.

          (d)   If the indemnification provided for in this Section is unavailable to an indemnified party under paragraph (a) or (c) of this Section in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by College Loan on the one hand and the applicable Underwriter on the other hand from the offering of the Series 2007-1 Auction Rate Notes; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of College Loan on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by College Loan on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series 2007-1 Auction Rate Notes (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of College Loan on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by College Loan or the Issuer on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)   College Loan and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) of this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Series 2007-1 Auction Rate Notes underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations.

          (f)   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of College Loan and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, College Loan or any person controlling any of them or their respective directors or officers; (ii) acceptance of any Series 2007-1 Auction Rate Notes and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Underwriters, College Loan or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

          7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Series 2007-1 Auction Rate Notes hereunder are subject to the following conditions precedent:

          (a)   All actions required to be taken and all filings required to be made by the Issuer under the Securities Act prior to the sale of the Series 2007-1 Auction Rate Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the Underwriters, shall be contemplated by the Commission.

          (b)   Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Issuer, the Master Servicer, a Subservicer or a Guarantee Agency (A) not contemplated by the Registration Statement or (B) relating to the matters described in the Free Writing Prospectus and/or the Prospectus Supplement under the heading "Servicing of the Student Loans—Description of Subservicers" or "Information Relating to the Guarantee Agencies" or to College Loan, which in the opinion of the Underwriters, would materially adversely affect the market for the Series 2007-1 Auction Rate Notes; (ii) any downgrading in the rating of any debt securities of the Issuer, the Master Servicer, a Subservicer or a Guarantee Agency described in the Prospectus Supplement under the heading "Servicing of the Student Loans—Description of Subservicers" or "Information Relating to the Guarantee Agencies" or College Loan by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer, the Master Servicer, a Subservicers or a Guarantee Agency described in the Free Writing Prospectus and/or the Prospectus Supplement under the heading "Servicing of the Student Loans—Description of Subservicers" or "Information Relating to the Guarantee Agencies" or College Loan (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iii) any event or development which makes any statement made in the Registration Statement, the Disclosure Package or the Prospectus untrue or which, in the opinion of the Issuer and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement, the Disclosure Package or the Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Series 2007-1 Auction Rate Notes.

          (c)   You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of the Issuer, to each Basic Document to which the Issuer is a party and to the validity of the Series 2007-1 Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Issuer, in form and substance satisfactory to you and your counsel, concerning "true sale," "non-consolidation" and creation of security interest and certain other issues with respect to the transfer of the Financed Student Loans from the Sellers and the Seller Eligible Lender Trustees to the Depositor and the Depositor Eligible Lender Trustee, the transfer of the Financed Student Loans from the Depositor and the Depositor Eligible Lender Trustee to the Issuer and the Eligible Lender Trustee, and the pledge of the Financed Eligible Loans from the Issuer and the Eligible Lender Trustee to the Trustee and an opinion addressed to you of Richards, Layton & Finger, P.A. with respect to said security interest being a first priority perfected security interest.

          (d)   You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Issuer, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that (i) the statements in the Disclosure Package and the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects and (ii) no facts have come to its attention that lead it to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package and the Prospectus as of their respective dates and on the Closing Date contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than (A) the financial, statistical or computational material included in or incorporated by reference into the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto and (B) the information in the Free Writing Prospectus and the Prospectus Supplement under the headings "Information Relating to the Guarantee Agencies" and "Servicing of the Student Loans—Description of Subservicers," or as to which no view need be expressed).

          (e)   You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Issuer, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Series 2007-1 Notes for federal tax purposes.

          (f)   You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Issuer, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the private placement of the Series 2007-1 Reset Rate Notes.

(g) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

          (h)   You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Issuer, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Prospectus, the Registration Statement and the Disclosure Package and certain matters arising under the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

          (i)   You shall have received opinions addressed to you of The Simmons Firm, ALC, as counsel to College Loan with respect to College Loan, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i)   College Loan is a corporation in good standing under the laws of the State of California; having the full power and authority, corporate and other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

          (ii)   The Basic Documents to which College Loan is a party have been authorized, executed and delivered by appropriate officers acting for and on behalf of College Loan. Assuming authorization, execution and delivery by appropriate officers acting for and on behalf of the other parties thereto, each such agreement is legal, valid and binding upon College Loan, enforceable against College Loan in accordance with their respective terms, except (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (B) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii)   Neither the execution and delivery by College Loan of the Basic Documents to which it is a party, nor the consummation by College Loan of the transactions contemplated therein nor the fulfillment of the terms thereof by College Loan will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation, as amended, or bylaws, as amended, of College Loan or of any indenture or other agreement or instrument to which College Loan is a party or by which College Loan is bound, or result in a violation of or contravene the terms of any California or federal statute, order or regulation applicable to College Loan of any California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over College Loan.

          (iv)   There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened against College Loan before or by any governmental authority that might materially and adversely affect the performance by College Loan of its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

          (v)   No authorization, approval or other action by, and no notice to or filing with, any California or federal governmental authority or regulatory body is required for the due execution, delivery and performance by College Loan of the Basic Documents to which it is a party.

          (vi)   The information contained in the Prospectus and the Disclosure Package with respect to College Loan and its operations and business and with respect to the student loan business of College Loan is true and correct in all material respects, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (j)   You shall have received an opinion addressed to you of counsel to the Trustee and the Eligible Lender Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

(i) Each of them is a banking corporation duly organized and validly existing under the laws of the State of New York.

          (ii)   Each of them has the full corporate trust power to accept the office of trustee under the Basic Documents to which they are a party and to enter into and perform their obligations under the Basic Documents to which they are a party (collectively, the "Trustee Documents" and the "Eligible Lender Trustee Documents," as the case may be).

          (iii)   The execution and delivery by the Trustee and the Eligible Lender Trustee of the Trustee Documents and the Eligible Lender Trustee Documents, respectively, and the performance by such parties of their obligations thereunder, have been duly authorized by all necessary action and each has been duly executed and delivered by the Trustee and the Eligible Lender Trustee.

(iv) The Trustee Documents and the Eligible Lender Trustee Documents constitute valid and binding obligations of the Trustee and the Eligible Lender Trustee enforceable against such party.

(v) Each of them is an "eligible lender" for purposes of the FFELP Program in its capacity as trustee and eligible lender trustee with respect to Financed Student Loans.

          (k)   You shall have received a certificate addressed to you dated the Closing Date of officers of the Issuer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Issuer contained in the Basic Documents to which the Issuer is a party are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; (ii) that they have reviewed the Prospectus and the Disclosure Package and that the information therein is true and correct in all material respects and does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus and the Disclosure Package, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Issuer has occurred.

          (l)   You shall have received certificates addressed to you dated the Closing Date of officials of College Loan in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of College Loan contained in the respective Basic Documents to which College Loan is a party are true and correct, College Loan has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; (ii) they have reviewed the Prospectus and the Disclosure Package and that the information therein regarding College Loan and the Basic Documents to which it is a party is fair and accurate in all material respects; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus and the Disclosure Package, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of College Loan has occurred.

          (m)   You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware with respect to the Issuer and the Secretary of State of New York with respect to the Eligible Lender Trustee reflecting the grant of the security interest by the Issuer and the Eligible Lender Trustee in the Financed Student Loans and the proceeds thereof to the Trustee.

          (n)   You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Eligible Lender Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

          (o)   The Underwriters shall have received on the Closing Date from PricewaterhouseCoopers a letter dated on or before the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

          (p)   All the representations and warranties of the Issuer contained in this Agreement and the Basic Documents to which it is a party and of College Loan in the Basic Documents to which it is a party shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

          (q)   The Issuer shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (r)   The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in lieu of or in addition to the legal opinions referred to in this Section, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

          (s)   Each class of Series 2007-1 Auction Rate Notes representing Senior Notes shall be rated "AAA," "AAA" and "Aaa," and each class of Series 2007-1 Auction Rate Notes representing Subordinate Notes shall be rated "A-", "A-" and "A3", respectively, by Fitch Inc. ("Fitch"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), and that none of Fitch, S&P or Moody's have placed the Series 2007-1 Auction Rate Notes under surveillance or review with possible negative implications.

          (t)   You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Student Loans as described in the Prospectus and the Disclosure Package and the recordation thereof on the Subservicers' computer systems.

          (u)   You shall have received certificates addressed to you dated the Closing Date from officers of the Issuer and others addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

          (v)   You shall have received certificates addressed to you dated the Closing Date of the Guarantee Agencies to the effect that (i) the information in the Prospectus or the Disclosure Package, as applicable, with respect to the applicable Guarantee Agency is true and correct and is fair and accurate in all material respects; and (ii) that since the dates of the Prospectus or the Disclosure Package, as applicable, no material adverse change in or affecting the business or properties of the applicable Guarantee Agency has occurred.

          (w)   You shall have received certificates addressed to you dated the Closing Date of officials of each of CLC Servicing, ACS and GLELSI in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the applicable Subservicer contained in the Servicing Agreement to which it is a party are true and correct in all material respects, that such Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; (ii) that they have reviewed the Prospectus or the Disclosure Package, as applicable, and that the information therein regarding the applicable Subservicer is fair and accurate in all material respects; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus or the Disclosure Package, as applicable, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of the applicable Subservicer, has occurred.

          (x)   You shall have received such other opinions (including an opinion of Richards, Layton & Finger, P.A.), certificates and documents as are required under the Indenture as a condition to the issuance of the Series 2007-1 Notes.

          (y)   The Series 2007-1 LIBOR Notes shall have been issued pursuant to the Indenture and purchased pursuant to the Underwriting Agreement, dated February 27, 2007, among the Issuer, College Loan, UBS Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

(z) The Series 2007-1 Reset Rate Notes shall have been issued pursuant to the Indenture and purchased pursuant to the Bond Purchase Agreement between the Issuer and DEPFA Bank plc, New York Branch.

          (aa)   An Investor Letter executed by DEPFA Bank plc, New York Branch and addressed to the Underwriters with respect to the Series 2007-1 Reset Rate Notes representing that the Underwriters did not participate in the sale of the Series 2007-1 Reset Rate Notes.

          The Issuer will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

          8.   Expenses. The Issuer agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (a) the preparation, printing or reproduction of the Registration Statement, the Prospectus, the Disclosure Package and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Disclosure Package and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Series 2007-1 Auction Rate Notes; (c) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Series 2007-1 Auction Rate Notes; (d) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Series 2007-1 Auction Rate Notes; (e) qualification of the Indenture under the Trust Indenture Act; (f) the qualification of the Series 2007-1 Auction Rate Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (g) the fees and disbursements of (i) the Issuer's counsel, (ii) the Trustee and its counsel, (iii) the Delaware Trustee and its counsel, (iv) The Depository Trust Company in connection with the book-entry registration of the Series 2007-1 Auction Rate Notes, (v) the SEC, and (vi) PricewaterhouseCoopers, accountants for the Issuer and issuer of the agreed upon procedures letter; and (h) the fees charged by S&P, Fitch and Moody's for rating the Series 2007-1 Auction Rate Notes.

          9.   Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Issuer, by notifying each of the Underwriters, or by the Underwriters, by notifying the Issuer.

          Any notice under this Section may be given by facsimile or telephone but shall be subsequently confirmed by letter.

          10.   Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Issuer, by notice to the Issuer, if prior to the Closing Date (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (c) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Series 2007-1 Auction Rate Notes on the terms set forth in the Prospectus, or to enforce contracts for the resale of the Series 2007-1 Auction Rate Notes by the Underwriters. Notice of such termination may be given to the Issuer by facsimile or telephone and shall be subsequently confirmed by letter.

          11.   Information Furnished by the Underwriters. The statements set forth in the second, sixth, eighth and eleventh paragraphs and the tables under the heading "Plan of Distribution" in the Term Sheet and the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 6 hereof.

          12.   Default by One of the Underwriters. If any of the Underwriters shall fail on the Closing Date to purchase the Series 2007-1 Auction Rate Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Issuer shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          13.   Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Issuer submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Series 2007-1 Auction Rate Notes.

          14.   Notices; Miscellaneous. Except as otherwise provided in Sections 6, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Issuer or College Loan, at 16855 West Bernardo Drive, Suite 270, San Diego, California 92127, Attention: Cary Katz, with a copy to Richard L. Fried, Esq., Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038; and (b) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to Robert D. Irvin, Esq., Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202.

          This Agreement has been and is made solely for the benefit of the Underwriters, the Issuer, their respective directors, officers, managers, trustees and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Series 2007-1 Auction Rate Notes in his status as such purchaser.

          15.   Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof, except New York General Obligations Law Sections 5-1401 and 5-1402.

          The Issuer and College Loan hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

          16.   Waiver of Jury Trial. Each of the parties hereto acknowledges that the time and expense required for trial by jury exceed the time and expense required for a bench trial and hereby waives, to the extent permitted by law, trial by jury in any claim or cause of action (including any counterclaim) arising directly or indirectly out of, under or in connection with this agreement, any of the transaction documents or any of the transactions contemplated hereby or thereby, whether with respect to contract claims, tort claims or otherwise, and waive any bond or surety or security upon such bond which might, but for this waiver, be required of any party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Underwriters.

Very truly yours,

COLLEGE LOAN CORPORATION TRUST II

By: COLLEGE LOAN CORPORATION, as Issuer Administrator

By  /s/ Cary Katz
Title Chief Executive Officer

COLLEGE LOAN CORPORATION

By  /s/ Cary Katz
Title Chief Executive Officer

Confirmed as of the date first
above mentioned.

UBS SECURITIES LLC By /s/ Benjamin Darnaby Title Executive Director By /s/ Steven Fernald Title Director CITIGROUP GLOBAL MARKETS INC. By /s/ Hing Loi Title Director	DEUTSCHE BANK SECURITIES INC. By /s/ Maria Consuelo Bate Title Vice President By /s/ James P. Murphy Title Director J.P. MORGAN SECURITIES INC. By /s/ Richard J. Perez Title Vice President

GOLDMAN, SACHS & CO.

  /s/ Goldman, Sachs & Co.
      (Goldman, Sachs & Co.)

SCHEDULE A

Series 2007-1 Auction Rate Notes

  Series 2007-1     UBS Securities     Citigroup Global   Goldman, Sachs &    J.P. Morgan       Deutsche Bank
Auction Rate Notes        LLC            Markets Inc.            Co.        Securities Inc.    Securities Inc.     Total

Class A-4               $18,750,000        $18,750,000        $18,750,000      $18,750,000    $             0     $75,000,000
Class A-5                18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-6                18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-7                18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-8                18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-9                18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-10               18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-11               18,750,000         18,750,000         18,750,000       18,750,000                  0      75,000,000
Class A-12                        0                  0                  0                0         50,000,000      50,000,000
Class A-13                        0                  0                  0                0         50,000,000      50,000,000
Class B-1                 6,250,000          6,250,000          6,250,000        6,250,000                  0      25,000,000
Class B-2                 6,250,000          6,250,000          6,250,000        6,250,000                  0      25,000,000
Class B-3                 6,250,000          6,250,000          6,250,000        6,250,000                  0      25,000,000
Class B-4                 6,250,000          6,250,000          6,250,000        6,250,000                  0      25,000,000
                       ------------       ------------       ------------     ------------       ------------    ------------
     Total             $175,000,000       $175,000,000       $175,000,000     $175,000,000       $100,000,000    $800,000,000
                       ============       ============       ============     ============       ============    ============

SCHEDULE B

Terms of the Series 2007-1 Auction Rate Notes

  Series 2007-1     Initial Interest Rate  Initial Auction Date  Final Maturity Date   Price to   Underwriting  Proceeds to the
Auction Rate Notes                                                                      Public      Discount         Issuer

Class A-4                  5.320%            March 26, 2007      January 25, 2047        100%        0.180%        $74,865,000
Class A-5                  5.320             March 27, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-6                  5.300             March 28, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-7                  5.300             March 29, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-8                  5.270              April 2, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-9                  5.270              April 3, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-10                 5.220              April 4, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-11                 5.220              April 5, 2007      January 25, 2047        100%        0.180%         74,865,000
Class A-12                 5.270              April 9, 2007      January 25, 2047        100%        0.180%         49,910,000
Class A-13                 5.270             April 10, 2007      January 25, 2047        100%        0.180%         49,910,000
Class B-1                  5.415             March 26, 2007      January 25, 2047        100%        0.200%         24,950,000
Class B-2                  5.420             March 27, 2007      January 25, 2047        100%        0.200%         24,950,000
Class B-3                  5.300             March 28, 2007      January 25, 2047        100%        0.200%         24,950,000
Class B-4                  5.320             March 29, 2007      January 25, 2047        100%        0.200%         24,950,000
                                                                                                                  ------------
  Total                                                                                                           $798,540,000
                                                                                                                  ============

SCHEDULE C

Terms of the Series 2007-1 LIBOR Notes

       Series 2007-1              Principal Amount            Initial Interest Rate              Maturity Date
        LIBOR Notes

Class A-1                           $200,000,000         3-Month LIBOR Plus 0.01%              January 25, 2023

Class A-2                            278,000,000         3-Month LIBOR Plus 0.06%                 July 25, 2026

Class A-3                            222,000,000         3-Month LIBOR Plus 0.10%                April 25, 2029
                                    ------------
Total                               $700,000,000
                                    ============

SCHEDULE D

Terms of the Series 2007-1 Reset Rate Notes

     Series 2007-1                               Initial Interest
    Reset Rate Notes        Principal Amount            Rate              Initial Reset Date        Maturity Date

       Class A-14             $200,000,000       1-month LIBOR plus         March 24, 2014        January 25, 2047
                                                 0.095%